Exhibit 1


         Pursuant to Item 8, the members of the group that have filed this
Schedule 13G pursuant to Rule 13d-1(c) are:

            (1)   The Morgan Stanley Leveraged Equity Fund II L.P.

            (2)   Morgan Stanley Leveraged Equity Fund II, Inc.

            (3)   Morgan Stanley Group Inc.

            (4)   Morgan Stanley Capital Partners III, L.P.

            (5)   MSCP III, L.P.

            (6)   Morgan Stanley Capital Partners III, Inc.

            (7)   Morgan Stanley Capital Investors, L.P.

            (8)   MSCP III 892 Investors, L.P.

            (9)   Morgan Stanley Venture Capital Fund II, L.P.

           (10)   Morgan Stanley Venture Partners II, L.P.

           (11)   Morgan Stanley Venture Capital II, Inc.

           (12)   Morgan Stanley Venture Capital Fund, L.P.

           (13)   Morgan Stanley Venture Partners L.P.

           (14)   Morgan Stanley Venture Capital Inc.

           (15)   Morgan Stanley Venture Capital Fund II, C.V.

           (16)   Morgan Stanley Venture Investors, L.P.

           (17)   First Plaza Group Trust

           (18)   General Motors Investment Management Corporation

           (19)   Accel Telecom L.P.

           (20)   Accel Investors '89 L.P.

           (21)   Accel III L.P.

           (22)   Accel III Associates L.P.

           (23)   Accel Telecom Associates L.P.

           (24)   Arthur C. Patterson

           (25)   James R. Swartz

           (26)   Swartz Family Partnership

           (27)   Paul H. Klingenstein

           (28)   James W. Breyer

           (29)   Donald A. Gooding

           (30)   G. Carter Sednaoui

           (31)   BT Investment Partners, Inc.

           (32)   Leadership Investments Ltd.

           (33)   Empresas La Moderna, S.A. de C.V.

           (34)   Seguros Comercial America, S.A. de C.V.

           (35)   Alfonso Romo Garza

           (36)   TD Capital Group Ltd.

           (37)   The Toronto-Dominion Bank

           (38)   Ellmore C. Patterson

           (39)   Anne H. Patterson

           (40)   Cezary Pasivk

           (41) Brandywine Trust Company, et al., Trustees U/A 5/4/56 FBO Jane C. Beck

           (42) Brandywine Trust Company, Trustee U/A 2/10/56 FBO Michael E. Patterson

           (43) Brandywine Trust Company, Trustee U/A 2/10/56 FBO Robert E. Patterson

           (44) Brandywine Trust Company, Trustee U/A 2/10/56 FBO David C. Patterson

           (45) Brandywine Trust Company, Trustee U/A 2/10/56 FBO Thomas H.C. Patterson

           (46) Brandywine Trust Company, Trustee U/A 12/15/95 FBO Eloise C. Patterson

           (47) Brandywine Trust Company, Trustee U/A 12/15/95 FBO David G. Patterson

           (48) Brandywine Trust Company, Trustee U/A 12/15/95 FBO Daphne D. Patterson

           (49) Michael E. Patterson & Elena C. Patterson, Trustees U/A 9/6/90 FBO Anne H. Patterson

           (50) Michael E. Patterson & Elena C. Patterson, Trustees U/A 9/6/90 FBO Elena A. Patterson

           (51) Michael E. Patterson & Elena C. Patterson, Trustees U/A 3/12/92 FBO Michael E. Patterson, Jr.

           (52)   Kaplan, Choate Management Inc.

           (53) UMB Bank, Trustee of the Brobeck, Phleger & Harrison Retirement Savings Plan for the benefit of Gari L. Cheever

           (54)   UMB Bank as custodian fbo Edward M. Leonard

           (55)   Roger Linquist

           (56)   John A. Beletic

           (57)   John D. Beletic

           (58)   John D. Beletic as Custodian for Allison C. Beletic

           (59)   Walter F. Loeb

           (60)   Vick T. Cox

           (61)   Frances W. Hopkins

           (62)   Sandra D. Neal

           (63)   Richard S. Nelson

           (64)   Mary Jo Hernandez Sabeti

           (65)   Gari L. Cheever

           (66)   G. Clay Myers

           (67)   Kenneth L. Hilton

           (68)   Homer L. Huddleston

           (69)   Douglas S. Glen

           (70)   Carol W. Dickson

           (71)   Lawrence H. Wecsler

           (72)   Douglas H. Kramp

           (73)   Paul L. Turner

           (74)   Jack D. Hanson

           (75)   Thomas C. Keys

           (76)   Todd A. Bergwall